Exhibit 3.4

WHITESTONE REIT

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Articles of Amendment and Restatement (the “Declaration of Trust”) of Whitestone REIT, a Maryland real estate investment trust (the “Trust”), are hereby amended to change the designation of the Trust’s common shares of beneficial interest, $0.001 par value per share, to Class A common shares of beneficial interest, $0.001 par value per share. All references in the Declaration of Trust to “Common Shares” are hereby changed to “Class A Common Shares.”

SECOND: The Declaration of Trust is hereby further amended to provide that, immediately after the acceptance of these Articles of Amendment for record (the “Effective Time”) with the State Department of Assessments and Taxation of Maryland, every three Class A common shares of beneficial interest, $0.001 par value per share, of the Trust which were issued and outstanding immediately prior to the Effective Time shall be changed into one issued and outstanding Class A common share of beneficial interest, $0.003 par value per share, of the Trust.

THIRD: The amendments to the Declaration of Trust as set forth above have been duly approved by at least a majority of the entire Board of Trustees as required by law. The amendments set forth herein are made without action by the shareholders of the Trust, pursuant to Section 8-501(e)(2) and (f) of the Maryland REIT Law.

FOURTH: There has been no increase in the authorized shares of beneficial interest of the Trust effected by the amendments to the Declaration of Trust as set forth above.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its Chairman and Chief Executive Officer and attested to by its Secretary on this              day of                     , 2010.

ATTEST:		WHITESTONE REIT

By:		By:	(SEAL)
	Name: John J. Dee		Name: James C. Mastandrea
	Title: Secretary		Title: Chairman and Chief Executive Officer

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